Exhibit 99.2

Echo Global Logistics Reports Record First Quarter Results; Revenue Up 14% Year over Year

CHICAGO, April 21, 2015 — Echo Global Logistics, Inc. (NASDAQ: ECHO), a leading provider of technology-enabled transportation management services, reported today financial results for the quarter ended March 31, 2015.

“Echo continues to deliver strong results, and this quarter marked another significant increase in volume,” stated Doug Waggoner, Chief Executive Officer of Echo. “A softer truckload market and lower fuel costs offset our top line growth, but our strategy and execution continues to drive market share gains,” said Waggoner.

Q1 2015 Highlights

•                  Total revenue increased by 14% to $283 million from the first quarter of 2014

•                  Truckload volume increased by 33% from the first quarter of 2014

•                  Total net revenue increased by 26% to $53 million from the first quarter of 2014

•                  Non-GAAP EBITDA increased by 15% to $9.6 million from the first quarter of 2014*

* All non-GAAP financial measures exclude the effects of changes in contingent consideration payable and acquisition-related transactions costs. For a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP financial measure, see “Reconciliation to GAAP Operating Income, Operating Margin, Net Income and Fully Diluted EPS” included in this release.

Summarized financial results and select operating metrics follow:

	Three months ended March 31,
Dollars in millions, except per share data	2015	2014	% change
	(unaudited)
Revenue:
Transactional	$217.4	$177.6	22.4%
Managed Transportation	66.1	70.1	(5.7)%
Total Revenue	283.5	247.7	14.5%

Net revenue	53.3	42.2	26.2%

Non-GAAP Operating expenses (1)
Commissions	14.9	11.2	33.2%
Selling, general and administrative	28.8	22.6	26.7%
Total operating expenses (1)	43.7	33.8	28.8%

Non-GAAP EBITDA (1)	9.6	8.4	15.3%
Depreciation and amortization	3.9	3.0	31.0%
Non-GAAP Operating income (1)	5.7	5.4	6.6%
Other expense	0.1	0.1	63.8%
Non-GAAP Income before taxes (1)	5.6	5.3	6.0%

Income taxes (2)	2.0	2.0	2.2%

Non-GAAP Net Income (2)	3.6	3.3	8.4%

Non-GAAP Fully Diluted EPS (2)	$0.15	$0.14	6.2%
Diluted shares	23.9	23.4

Reconciliation to GAAP Operating Income, Operating Margin, Net Income and Fully Diluted EPS
Non-GAAP EBITDA (1)	9.6	8.4	15.3%
Change in contingent consideration payable	0.1	(0.2)	(142.8)%
Depreciation and amortization	(3.9)	(3.0)	31.0%
Acquisition-related transaction costs	(0.5)	(1.2)	(59.5)%
Other income (expense)	(0.1)	(0.1)	63.8%
Income taxes	(1.9)	(1.5)	29.1%
Net Income	3.3	2.4	36.9%

Non-GAAP EBITDA Margin (1)	18.0%	19.7%	(170	)bps
Effect of change in contingent consideration payable, acquisition-related transaction costs and depreciation/amortization	(8.0)%	(10.3)%	232	bps
Operating Margin (% of Net Revenue)	10.0%	9.4%	62	bps

Non-GAAP Operating Income (1)	5.7	5.4	6.6%
Change in contingent consideration payable and acquisition-related transaction costs	(0.3)	(1.4)	(72.9)%
Operating Income	5.4	4.0	34.4%

Non-GAAP Net Income (2)	3.6	3.3	8.4%
Change in contingent consideration payable and acquisition-related transactions costs, net of tax effect	(0.2)	(0.9)	(72.3)%
Net Income	3.3	2.4	36.9%

Non-GAAP Fully Diluted EPS (2)	$0.15	$0.14	6.2%
Change in contingent consideration payable and acquisition-related transaction costs, net of tax effect	(0.01)	(0.04)	(72.9)%
Fully Diluted EPS	$0.14	$0.10	34.2%

Operating Metrics
Net revenue margin	18.8%	17.0%	174	bps
Non-GAAP EBITDA margin (% of net revenue) (1)	18.0%	19.7%	(170	)bps
Shipment volume	534,352	456,154	17.1%
Total employees	1,800	1,418	26.9%
Sales employees and agents	1,177	914	28.8%
Truckload (TL) Revenue %	55.5%	51.9%	364	bps
Less Than Truckload (LTL) Revenue %	36.8%	36.7%	8	bps
Intermodal Revenue %	5.7%	6.2%	(50	)bps

(1) Amounts shown exclude the effects of changes in contingent consideration payable and acquisition-related transaction costs.

(2) Amounts shown exclude the tax effected changes in contingent consideration payable and acquisition-related transaction costs.

Acquisition of Command Transportation

The Company also announced today that it has entered into a definitive agreement to acquire Command Transportation, LLC. Echo will acquire all of the outstanding membership units of Command for approximately $420 million, subject to post-closing adjustments for working capital and cash. $25 million of the purchase price will be paid in the form of Echo common and restricted stock. By bringing together the strengths of Echo and Command, we believe this transaction will create a leading provider of technology-enabled transportation management solutions with enhanced scale in the TL market.

2015 Full Year Guidance

“We are very excited to announce the acquisition of Command Transportation, which had $561 million in 2014 revenue. Independent of this new acquisition, we continue to be confident in our 2015 revenue guidance of $1.30 billion to $1.38 billion,” commented Kyle Sauers, Chief Financial Officer of Echo.

Conference Call

A conference call, with accompanying presentation slides, will be broadcast live on April 21, 2015 at 7:30 a.m. Central Time (8:30 a.m. Eastern Time).  Doug Waggoner, Chief Executive Officer, Dave Menzel, President and Chief Operating Officer, and Kyle Sauers, Chief Financial Officer, will host the call.  To participate in the call, dial (877) 303-6235 (toll free) or (631) 291-4837 (toll) and reference “Echo Global Logistics.”  To listen to a live webcast of the call, visit the Echo website at http://ir.echo.com.  A replay of the webcast will be available for one year following the live webcast in the Investor Relations section of the Echo website.

Non-GAAP Financial Measures

This release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission (the “SEC”): Non-GAAP EBITDA, Non-GAAP Operating Income, Non-GAAP EBITDA Margin, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS. We refer to these Non-GAAP financial measures to describe earnings and earnings per share excluding the effects of changes in contingent consideration payable and acquisition-related transaction costs.  We believe such measures provide useful information to investors because they provide information about the financial performance of the Company’s ongoing business.

Non-GAAP EBITDA, Non-GAAP Operating Income, Non-GAAP EBITDA Margin, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS are used by management in its financial and operational decision-making and evaluation of overall operating performance. These measures may be different from similar measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP financial measure, see “Reconciliation to GAAP Operating Income, Operating Margin, Net Income and Fully Diluted EPS” included in this release.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” section of our Form 10-K for the year ended December 31, 2014 we filed with the SEC.

Echo Global Logistics, Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2015	2014
	(Unaudited)
REVENUE	$283,491,574	$247,670,217

COSTS AND EXPENSES
Transportation costs	230,239,858	205,460,091
Selling, general, and administrative expenses	44,027,813	35,272,320
Depreciation and amortization	3,873,137	2,956,104
INCOME FROM OPERATIONS	5,350,766	3,981,702
OTHER EXPENSE	(89,989)	(54,927)
INCOME BEFORE PROVISION FOR INCOME TAXES	5,260,777	3,926,775
INCOME TAX EXPENSE	(1,933,000)	(1,496,816)
NET INCOME	$3,327,777	$2,429,959

Basic net income per share	$0.14	$0.11
Diluted net income per share	$0.14	$0.10

Echo Global Logistics, Inc.

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2015	2014
	(unaudited)
Cash and cash equivalents	$17,180,589	$32,542,119
Accounts receivable, net of allowance for doubtful accounts	151,926,246	145,198,419
Prepaid expenses	2,801,115	2,849,011
Other current assets	6,033,872	5,078,038
Total long term assets	136,801,709	130,376,607
Total assets	$314,743,531	$316,044,194

Accounts payable — trade	$99,414,366	$85,999,784
Other current liabilities	18,892,820	41,246,588
Deferred income taxes	5,933,562	4,333,635
Other long term liabilities	3,354,712	2,590,009
Stockholders’ equity	187,148,071	181,874,178
Total liabilities and stockholders’ equity	$314,743,531	$316,044,194

Echo Global Logistics, Inc.

Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2015	2014
	(Unaudited)
Net cash provided by operating activities	$9,428,869	$10,191,917

Net cash used in investing activities	(8,660,188)	(18,101,836)

Net cash used in financing activities	(16,130,211)	(1,953,734)

Decrease in cash and cash equivalents	(15,361,530)	(9,863,653)
Cash and cash equivalents, beginning of period	32,542,119	52,506,560
Cash and cash equivalents, end of period	$17,180,589	$42,642,907

About Echo Global Logistics

Echo Global Logistics, based in Chicago, is a leading provider of technology-enabled transportation and supply chain management services. Echo maintains a proprietary web-based technology platform that compiles and analyzes data from its network of over 30,000 transportation providers to serve its clients’ transportation and supply chain management needs.

Echo services clients across a wide range of industries, such as manufacturing, construction, consumer products and retail. For more information on Echo, visit: www.echo.com.

ECHO: Earnings

INVESTOR RELATIONS CONTACT:

Echo Global Logistics
Kyle Sauers, Chief Financial Officer, (312) 784-7695
Zach Jecklin, Director of Finance, (312) 784-2046

MEDIA CONTACT:

Andrew Siegel / Nicholas Lamplough / Aaron Palash

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449